UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 29, 2014

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS RD. DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

EnLink Midstream, LLC indirectly owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in EnLink Midstream Partners, LP (the “Partnership”).

The Partnership indirectly holds a 50% equity interest in EnLink Midstream Holdings, LP (“Midstream Holdings”).  As previously disclosed, on March 7, 2014, EnLink Midstream Services, LLC (“Midstream Services”), a wholly-owned subsidiary of Midstream Holdings, entered into a ten-year gas gathering and processing agreement (the “Agreement”) with Devon Gas Services, L.P. (“Devon Gas”), pursuant to which Midstream Services provides gathering, treating, compression, dehydration and processing services for natural gas delivered by Devon Gas to the Northridge gathering and processing system operated by Midstream Holdings and its subsidiaries in the Arokoma-Woodford Shale located in Southeastern Oklahoma.

On August 29, 2014, Devon Gas assigned the Agreement to Linn Exchange Properties, LLC (“Linn Energy”), which is a subsidiary of Linn Energy, LLC, in connection with Devon Gas’ divestiture of certain of its Southeastern Oklahoma assets.  Such assignment will be effective as of December 1, 2014.  Accordingly, beginning on December 1, 2014, Linn Energy will perform Devon Gas’ obligations under the Agreement, which remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: September 4, 2014	By:	/s/	Michael J. Garberding
Michael J. Garberding
Executive Vice President and
Chief Financial Officer